UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2010
(October 1, 2010)

PLX TECHNOLOGY, INC.
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(Exact Name of Registrant as Specified in its Charter)

DELAWARE
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(State or Other Jurisdiction of Incorporation)

    000-25699                                    94-3008334
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               (Commission File Number)    (I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085
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(Address of Principal Executive Offices) (Zip Code)

(408) 774-9060
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(Registrant's telephone number, including area code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 23, 2010, PLX Technology, Inc. (“PLX”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Tunisia Acquisition Sub, Inc., a wholly-owned subsidiary of PLX (“Merger Sub”), Teranetics, Inc. (“Teranetics”) and Nersi Nazari as the Stockholder Representative as defined in the Merger Agreement.

As of October 1, 2010, PLX completed the acquisition of Teranetics pursuant to the terms of the Merger Agreement.  The acquisition was effected pursuant to a merger of Merger Sub into Teranetics, with Teranetics as the surviving corporation and a wholly-owned subsidiary of PLX (the “Merger”).

•
Pursuant to the Merger Agreement, PLX (i) acquired all outstanding shares of Teranetics in exchange for consideration, including cash and an issuance of promissory notes and PLX common stock, in the aggregate of approximately $36 million in value (valued as of the date that the Merger Agreement was entered into), and (ii) assumed or paid on Teranetics’ behalf $18 million of Teranetics’ corporate obligations upon closing of the Merger, and, thus, pursuant to the Merger, PLX provided various consideration, and assumed or paid on Teranetic’s behalf liabilities, in the aggregate of approximately $54 million.

•	The approximately $36 million in value that was provided by PLX as consideration for acquiring the Teranetics shares consisted of the following:

·
The issuance of 7,399,380 shares of newly issued PLX common stock, which, based on the closing price of PLX common stock on the date that the Merger Agreement was entered into, September 23, 2010, of $3.73, equates to an aggregate value of approximately $27.6 million;

·	A cash payment of approximately $1 million; and

·
The issuance of two promissory notes in the aggregate amount of approximately $6.9 million; one note is for the principal amount of approximately $1.5 million and is due 3 years after the closing of the Merger, and the other note is for the principal amount of $5.4 million and is due 12 months after the closing of the Merger (this $5.4 million note is to be delivered into an escrow fund that may be used to satisfy indemnity obligations owed to PLX).

Further information concerning this transaction, including information otherwise required under this Item 2.01, is set forth in Item 1.01 of PLX’s Form 8-K filed on September 27, 2010, and in a copy of the Merger Agreement filed with that Form 8-K as Exhibit 2.1, and such Item 1.01 and Exhibit 2.1 are incorporated by reference in this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

Pursuant to the Merger Agreement, PLX issued two promissory notes and made cash payments described above in Item 1.01.  The disclosures set forth in Item 1.01 are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

Upon consummation of the Merger, the 7,399,380 shares of PLX common stock and the two promissory notes described above in Item 1.01 were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”) by reason of Section 4(2) thereof and/or Regulation D promulgated under the Act.  PLX has agreed to file a registration statement on Form S-3 covering the resale of the shares after the closing of the Merger, as more fully described in Section 5.11 of the Merger Agreement.

Item 9.01	Financial Statements and Exhibits

a.
Financial Statements of Business Acquired.

Financial statements required by this item and by Item 9.01 (b), with respect to the acquisition described in Item 2.01 herein, shall be filed as soon as practicable, and in any event not later than 71 days after the date that this initial Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

b.	Pro Forma Financial Information See response to Item 9.01 (a).
d.	Exhibits Exhibits 10.1 and 10.2 are being filed with this Current Report on February 8-K:

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated as of September 23, 2010, by and among PLX Technology, Inc., Tunisia Acquisition Sub, Inc., Teranetics, Inc., and Nersi Nazari in his capacity as the representative of the Securityholders, which was filed as exhibit 2.1 to PLX’s Form 8-K, filed on September 27, 2010, and incorporated by reference herein.  The schedules to the agreement, as set forth in the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K.  PLX agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

10.1	Promissory note for approximately $1.5 million, issued by PLX.
10.2	Promissory note for $5.4 million, issued by PLX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By:	/s/ Arthur Whipple
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Arthur Whipple
Chief Financial Officer

Dated:	October 4, 2010

 EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated as of September 23, 2010, by and among PLX Technology, Inc., Tunisia Acquisition Sub, Inc., Teranetics, Inc., and Nersi Nazari in his capacity as the representative of the Securityholders, which was filed as exhibit 2.1 to PLX’s Form 8-K, filed on September 27, 2010, and incorporated by reference herein.  The schedules to the agreement, as set forth in the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K.  PLX agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

10.1	Promissory note for approximately $1.5 million, issued by PLX.
10.2	Promissory note for $5.4 million, issued by PLX.